UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2006
____________________

FAIRVIEW ENERGY CORPORATION, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-130906	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 Milsom Wynd, Delta, B.C., Canada		V6B 2M9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (604) 943-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Prior to August 2, 2006, our business plan was focused on commencing business operations in the hydro-electric energy sector by identifying and developing “run-of-river” projects in British Columbia. “Run-of-river” hydro-electric projects involve the diversion of water in a river or stream into a pipe that runs downhill. .

On or about August 2, 2006, our management was presented with a business opportunity by the management of a private company with operations in California named Akeena Solar, Inc. (“Akeena”) that upon evaluation proved more interesting than our previous business plan. As a result, our management suspended its efforts in relation to our original business plan and entered into negotiations with Akeena. After conducting due diligence and concluding negotiations it was determined that a reverse acquisition of Akeena was less speculative and contained greater benefits for us than identifying and developing “run-of-river” hydro-electric projects in Canada. In order to pursue this new business opportunity, we terminated our marketing and sales activities and entered into negotiations for a merger with Akeena.

In contemplation of a possible transaction with Akeena, on August 3, 2006, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fairview Energy Corporation, Inc., a Delaware corporation and our wholly-owned subsidiary (“Fairview-DE”), for the purpose of reincorporating in the State of Delaware (the “Merger”). On August 4, 2006, we merged with Fairview-DE so that we, and Fairview-DE, became a single corporation (the “Surviving Corporation”), which exists under, and is governed by, the laws of the State of Delaware.

As a result of the Merger, all of our assets, property, rights, privileges, powers and franchises became vested in and held and enjoyed by the Surviving Corporation and the Surviving Corporation assumed all of our obligations.

Item 3.03. Material Modification to Rights of Security Holders.

Upon the effectiveness and as a result of the Merger, the Certificate of Incorporation and By-laws of Fairview-DE became the Certificate of Incorporation and By-laws of the Surviving Corporation.

Each share of our common stock, par value $0.001 per share, which was issued and outstanding immediately prior to the Merger was converted into 1.084609 issued and outstanding shares of common stock, par value $0.001 per share, of the Surviving Corporation (the “Common Stock”), so that the holders of all of the issued and outstanding shares of our common stock immediately prior to the Merger are the holders of Common Stock of the Surviving Corporation. All shares of Fairview-DE owned by the Company immediately prior to the Merger were surrendered and cancelled.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to the disclosure set forth under Item 3.03 above, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibits
2.1	Agreement and Plan of Merger, dated August 3, 2006, between Fairview Energy Corporation, Inc., a Nevada corporation, and Fairview Energy Corporation, Inc., a Delaware corporation
2.2	Certificate of Ownership and Merger merging Fairview Energy Corporation, Inc., a Nevada corporation, into Fairview Energy Corporation, Inc., a Delaware corporation
2.3	Articles of Merger merging Fairview Energy Corporation, Inc., a Nevada corporation, into Fairview Energy Corporation, Inc., a Delaware corporation
3.1	Certificate of Incorporation of Fairview Energy Corporation, Inc., a Delaware corporation
3.2	By-laws of Fairview Energy Corporation, Inc., a Delaware corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRVIEW ENERGY CORPORATION, INC.
Dated: August 4, 2006	By:	/s/ Bruce Velestuk
Name: Bruce Velestuk
Title: President
(Principal Executive Officer and Principal Financial Officer)